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                                                                    EXHIBIT 99.2

Sankyo Pharma contacts:                       Cygnus contact:
Jennifer Bryda      Giovanna Falbo            Corporate Communications
Hill & Knowlton     Hill & Knowlton           650-369-4300
212-885-0623        212-885-0328

    SANKYO PHARMA INC. AND CYGNUS, INC. ANNOUNCE GLOBAL RESOLUTION AGREEMENT
       REGARDING DISTRIBUTION AND MARKETING OF GLUCOWATCH G2(R) BIOGRAPHER

PARSIPPANY, NJ and REDWOOD CITY, CA - December 23, 2003 - Sankyo Pharma Inc. and Cygnus, Inc. (OTC Bulletin Board: CYGN) today jointly announced that an agreement has been reached on the future distribution and marketing of Cygnus' GlucoWatch G2(R) Biographer products in the United States. The agreement is effective immediately and provides for Sankyo Pharma to pay Cygnus $30 million and transfer title to Cygnus of all GlucoWatch G2 Biographer products currently owned by Sankyo Pharma (approximately 20,000 G2 Biographers and 1 million AutoSensors). In addition, Sankyo Pharma will provide transition services related to distribution for up to six months. Patients and health care professionals will continue to be able to obtain GlucoWatch G2 Biographer products and support by calling 1-866-GLWATCH. The agreement between Cygnus and Sankyo Pharma resolves all litigation between them and ensures an uninterrupted supply of GlucoWatch G2 Biographer products and services.

"We believe a rapid settlement is in the best interests of people with diabetes who are current or future users of the GlucoWatch G2 Biographer, as well as our shareholders," stated John C Hodgman, Chairman, CEO and President of Cygnus, Inc.

"Patients are our number one priority so we are very pleased that this settlement will enable those with diabetes who use the GlucoWatch G2 Biographer to continue doing so," said Joseph P. Pieroni, President of Sankyo Pharma Inc.

ABOUT CYGNUS, INC.

Cygnus (www.cygn.com and www.glucowatch.com), founded in 1985 and headquartered in Redwood City, California, develops, manufactures and commercializes new and improved glucose-monitoring devices. The GlucoWatch G2(R) Biographer provides frequent, automatic

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and non-invasive measurement of glucose levels. The Biographer is a prescription device and is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

SANKYO PHARMA INC.

Sankyo Pharma Inc. is dedicated to developing and marketing important pharmaceutical products for the U.S. market. A national sales force of 550 representatives promotes Sankyo Pharma products, and they are supported by dedicated managed care personnel.


Some of the statements in this news release, including in the documents incorporated by reference, are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about Cygnus' plans, objectives, expectations, intentions and assumptions and other statements contained in this news release, including in the documents incorporated by reference, that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about the Cygnus' capabilities and potential of the GlucoWatch G2 Biographer business; Cygnus' ability to manufacture and commercially scale up the GlucoWatch G2 Biographer; Cygnus' plans for commercialization alliances; Cygnus' ability to achieve market acceptance of the GlucoWatch G2 Biographer; and the speed and potential results of the regulatory process. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continues," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. The actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release.

NOTE: "GlucoWatch" and "G2" are registered trademarks of Cygnus, Inc.

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